(j)(2)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our Firm name under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment No. 42 to the Registration Statement of the Absolute Return Portfolio and Total Market Long/Short Portfolio of The Glenmede Fund, Inc. on Form N-1A (No. 33-22884).



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 23, 2006